EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Michael Parniawski, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2019-C17 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Desert Marketplace Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Desert Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Desert Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Desert Marketplace Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Desert Marketplace Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Desert Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Great Wolf Lodge Southern California Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Great Wolf Lodge Southern California Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Great Wolf Lodge Southern California Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Great Wolf Lodge Southern California Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Great Wolf Lodge Southern California Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Great Wolf Lodge Southern California Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Great Wolf Lodge Southern California Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Great Wolf Lodge Southern California Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan prior to February 20, 2025, Green Loan Services LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan on and after February 20, 2025, Wells Fargo Bank, National Association, as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio 28 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Blackmore Marketplace Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Blackmore Marketplace Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Blackmore Marketplace Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Blackmore Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Blackmore Marketplace Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Blackmore Marketplace Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Blackmore Marketplace Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Blackmore Marketplace Mortgage Loan.

Dated: March 17, 2026

/s/ Michael Parniawski

Michael Parniawski

Executive Director

(senior officer in charge of securitization of the depositor)